Exhibit 99.2
                          Notice of Guaranteed Delivery

                                  For Tender of

                  8-7/8% Series C Senior Subordinated Notes due
                   2008 in Exchange for 8-7/8% Series D Senior
                           Subordinated Notes due 2008
           which have been registered under the Securities Act of 1933 of

                                TEREX CORPORATION

         This form must be used to accept the Exchange Offer of Terex Corporation (the "Company") made pursuant to the Prospectus dated ________, 1999 (the "Prospectus") if certificates for the 8-7/8% Series C Senior Subordinated Notes due 2008 (the "Old Notes") of the Company are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis, or if the Old Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus). Such form may be delivered by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

         To: United States Trust Company of New York, The Exchange Agent

By Overnight Courier or By Hand,             By Registered or Certified Mail:
          After 4:30pm:

United States Trust Company of New York  United States Trust Company of New York
     P.O. Box 844, Cooper Station                  770 Broadway, 13th floor
     New York, New York 10276-0844                 New York, New York 10003
 Attention:  Corporate Trust Services      Attention:  Corporate Trust Services

       By Hand Prior to 4:30 pm:                       By Facsimile:

United States Trust Company of New York               (212) 780-0592
       111 Broadway, Lower Level            Attention:  Corporate Trust Services
       New York, New York 10006
 Attention:  Corporate Trust Services              Confirm by telephone:
                                                      (800) 548-6565

         Delivery  of  this  instrument  to  an  address,   or  transmission  of
instructions via a facsimile, other than as set forth above, will not constitute a valid delivery.

         This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Old Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:
         The undersigned hereby tenders to Terex Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of
 Old Notes pursuant to the guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal.

            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for Old Notes (if available)   Name(s) of Record Holder(s)

 ...............................................  ...............................

 ...............................................  ...............................

Please Print or Type

If Old Notes will be delivered by         Address...............................
book-entry transferto the Depository
Trust Company, provide accountnumber:     ......................................

Account Number:........................   Area Code and Tel. No.................

                                          Signature(s)..........................

                                          ......................................

                                          Dated:................................

         This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):          ..............................................................

                   .............................................................

Capacity:          .............................................................

Address(es):       .............................................................

                   .............................................................


         The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent, or a book-entry confirmation, within the time period set forth and that failure to do so could result in financial loss to the undersigned.

                                    GUARANTEE
                    (Not to be used for signature guarantee)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Old Notes tendered hereby within the meaning of Rule 10b-4 under the Exchange Act, (b) represents that such tender of Old Notes complies with Rule 10b-4 under the Exchange Act and (c) guarantees that delivery to the Exchange Agent of certificates for the Old Notes tendered hereby, in proper form for transfer, or a book-entry confirmation, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the Expiration Date. The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.



Name of Firm.............................     ..................................
                                                      Authorized Signature
Address..................................
                                              Name..............................
 .........................................             Please Print or Type
                                Zip Code
                                              Title.............................
Area Code and Tel. No....................
                                              Date..............................

Dated:...................................


NOTE: DO NOT SEND OLD NOTES WITH THIS FORM; OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE (3) NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.